Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-3 (File No. 333-116232) of our report dated September 27, 2007 relating to the financial statements which appear in Prana Biotechnology Limited (the "Company") Annual Report on Form 20-F for the year ended June 30, 2007. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to Registration Statement on Form F-3.






/s/PricewaterhouseCoopers
PricewaterhouseCoopers

                                                                       Melbourne
                                                                28 February 2008